Exhibit T3B-17

BY-LAWS

OF

CENTER FOR RADIATION ONCOLOGY OF TAMPA BAY, INC.

INCORPORATED UNDER THE LAWS OF
THE STATE OF FLORIDA

1

2

	ARTICLE 7.

	DIVIDENDS	12

	ARTICLE 8.

	STOCK

SECTION 1.	Subscription	13
SECTION 2.	Certificate of Stock	13
SECTION 3.	Consideration for Shares	14
SECTION 4.	Transfers of Stock	14
SECTION 5	Conditions of Transfer	14
SECTION 6.	Lost or Destroyed Certificates	14
SECTION 7.	Issuance	15

	ARTICLE 9.

	BOOKS AND RECORDS	15

	ARTICLE 10.

	INDEMNIFICATION	15

	ARTICLE 11.

	SEAL	15

	ARTICLE 12.

	FISCAL YEAR	16

	ARTICLE 13.

	AMENDMENTS TO BY-LAWS	16

3

ARTICLE 14.

CONSTRUCTION	16

ARTICLE 15.

SUBCHAPTER “S” STATUS	16

ARTICLES 16.

RIGHT OF FIRST REFUSAL ON STOCK TRANSFER	16

4

BY-LAWS

OF

CENTER FOR RADIATION ONCOLOGY OF TAMPA BAY, INC.

ARTICLE 1. - OFFICES

SECTION 1.           Principal Office. The principal office of the Corporation in the State of Florida shall be located in the City of Brandon. The Corporation may have such other offices, either within or without the state of Florida, as the Board of Directors (the “Board”) may designate or as the business of the Corporation may from time to time require.

SECTION 2.           Registered Office. The registered office of the Corporation, required by the Florida Business Corporation Act to be maintained in the State of Florida, may be, but need not be, identical with the principal office in the State of Florida, and the address of the registered office may be changed from time to time by the Board.

ARTICLE 2. - SHAREHOLDERS

SECTION 1.           Annual Meeting. The annual meeting of Shareholders shall be set by the Board and shall be held within a period of Ninety (90) days subsequent to the expiration of each fiscal or accounting year of the Corporation and shall be set at such hour as the Board shall determine and at the annual meeting the Board shall be elected and such other business transacted as is usual and proper. If the election of Directors shall not be held on the day designated for any annual meeting of the Shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as convenient.

SECTION 2.           Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board and shall be called by the President at the written request of the holders of not less than Twenty-five (25%) percent of the issued and outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3.           Place of Meeting. The President or Board may designate any place, either within or without the State of Florida, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.

SECTION 4.           Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be delivered not less than Ten (10) nor more than Sixty (60) days before the date of the meeting, either personally, overnight delivery, or by first class mail, by or at the direction of the President, or the Secretary, or the Officer or other persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage prepaid.

SECTION 5.           Waiver of Notice. A shareholder, either before or after a Shareholders’ meeting, may waive notice of the meeting and their waiver shall be deemed the equivalent of giving notice. Attendance of a shareholder at a Shareholders’ meeting shall constitute a waiver of notice of the meeting unless the Shareholder attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

SECTION 6.           Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, Seventy (70) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least Two (2) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than Seventy (70) days and, in case of a meeting of Shareholders, not less than Ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment.

SECTION 7.           Voting Record. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least Ten (10) days prior to each meeting or shorter time as exists between the record date and the meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting of Shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares, including classes and series, held by each. Such list shall be kept on file at the registered office of the Corporation, at the principal place of the business of the Corporation, or at the office of the transfer agent or registrar of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Shareholder during the time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at the meeting of Shareholders.

SECTION 8.           Quorum. A majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. When a quorum is present, a majority of the shares represented shall decide any question brought before such meeting. Any number less than a quorum present may adjourn any Shareholders’ meeting until a quorum is present, and no notice as to such adjourned meeting shall be necessary. After a quorum has been established at a Shareholders’ meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION 9.           Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or their duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at any time during the meeting. No proxy shall be valid after Eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 10.         Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Within Ten (10) days after obtaining such authorization by written consent, notice shall be given to those Shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under Florida Statutes, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of Florida Statutes regarding the rights of dissenting Shareholders.

SECTION 11.         Officers of the Meeting. The Chairman, if one is appointed and is present, shall preside at all meetings of Shareholders. In their absence, the next Officer in due order, who may be present, shall preside. For the purpose of these By-Laws, the order of Officers shall be as follows: Chairman, President, Vice-President, Secretary, Treasurer and Assistant Secretary. The Secretary shall keep a faithful record of the proceedings of all Shareholders meeting.

SECTION 12.         Order of Business. No formal order of business need be followed in any meeting, regular or special, of the Shareholders.

SECTION 13.         Voting of Shares. Subject to the provisions of Sections 14, 15, and 16, if present herein, of this Article 2., each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

SECTION 14.         Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such Officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of such other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by them, either in person or by proxy, without a transfer of such shares into their name. Shares standing in the name of a trustee shall be voted by them, either in person or by proxy, but no trustee shall be entitled to vote shares held by them without a transfer of such shares into their name, as trustee.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into their name if authority to do so is contained in the appropriate order of the court by which such receiver was appointed.

A Shareholder, whose shares are pledged, if not in violation of any Shareholder Agreement, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 15.         Voting Trusts. Unless restricted by any approved Shareholder Agreement otherwise, any number of Shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a Shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

SECTION 16.         Shareholder Agreements. Subject to any restriction imposed by law or any previously approved Shareholder Agreement, two or more Shareholders of this Corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of this Corporation to treat the Shareholders of record as entitled to vote the shares standing in their names.

ARTICLE 3. - BOARD OF DIRECTORS

SECTION 1.           General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board shall have the entire charge of the property, interest, business and transactions of the Corporation with full and ample power and authority to manage and conduct the same, and to buy and sell the assets of the Corporation as shall be determined by appropriate resolution of the Board, unless same has been reserved to the Shareholders in accordance with the Articles of Incorporation.

SECTION 2.           Duties of Directors.

(a)    A Director shall perform their duties as a director, including their duties as a member of any committee of the Board upon which they may serve, in good faith, in a manner they reasonably believe to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(b)    In performing their duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(1)           one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

(2)           counsel, accountants, or other persons as to matters which the Director reasonably believes to be within such person’s professional or expert competence; or

(3)           a committee of the Board upon which they do not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

(c)    A Director shall not be considered to be acting in good faith if they have knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

(d)    A person who performs their duties in compliance with this Section and the laws of the State of Florida shall have no liability by reason of being or having been a Director of the Corporation.

SECTION 3.           Number, Tenure and Qualifications. The initial number of Directors of the Corporation shall be One (1). The number of Directors may be increased or diminished from time to time in accordance with these By-Laws but shall never be less than one. Each Director shall hold office until the next annual meeting of Shareholders and until their successor shall have been elected and qualified. Directors need not be a resident of the State of Florida or Shareholders of the Corporation.

SECTION 4.           Regular Meeting. A regular annual meeting of the Board shall be held without notice, other than these By-Laws, immediately after, and at the same place as, the annual meeting of Shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

SECTION 5.           Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman, if appointed, and if no Chairman is appointed by the President or any Two (2) Directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board called by them. The Board shall be expected to hold as many special meetings as are necessary for the proper administration of the business of the Corporation.

SECTION 6.           Notice. Notice of any special meeting shall be given at least Two (2) days previous thereto by written notice delivered personally or mailed to each Director at their last known address, or by facsimile, or email. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid. If notice be given by facsimile or email, such notice shall be deemed to be delivered when confirmation of the facsimile or email is received. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless provided otherwise in these By-Laws or under Florida Statutes.

SECTION 7.           Quorum. A majority of the number of Directors fixed by Section 3 of this Article 3. shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at the meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 8.           Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 9.           Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

SECTION 10.         Director Conflicts of Interest.

(a)         No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because they or their votes are counted for such purpose, if:

(1)       The fact of such relationship or interest is disclosed or known to the Board or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

(2)       The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; and

(3)        The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the Shareholders.

(b)        Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee which authorizes, approves, or ratifies such contract or transaction.

SECTION 11.         Compensation. By resolution of the Board, each Director may be paid their expenses, if any, for attendance at each meeting of the Board, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation. Directors may set their own compensation for service as Officers as well as for service as Directors.

SECTION 12.         Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless they vote against such action or abstain from voting because of an asserted conflict of interest.

SECTION 13.         Newly Created Directorships and Vacancies. Newly created Directorships resulting from any increase in the number of Directors and vacancies occurring in the Board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occuring by reason of the removal of Directors without cause shall be filled by a vote of the Shareholders. A Director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

SECTION 14.         Removal of Directors. Any and all of the Directors may be removed for cause by vote of the Shareholders or by action of the Board. Directors may be removed without cause only by vote of the Shareholders.

SECTION 15.         Resignation. A Director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 16.         Order of Business. No formal order of business need be followed in any regular or special meeting of the Directors.

SECTION 17.         Purchase of Stock. The Board shall have the authority to authorize the purchase or acquisition of the capital stock of the Corporation upon such terms as may be legal and equitable as to the other Shareholders and may utilize and apply the surplus earnings out of the Corporation as authorized by law for such purchase of stock.

ARTICLE 4. - OFFICERS

SECTION 1.           Number. The Officers of the Corporation shall be a President, one or more Vice-Presidents (the number to be determined by the Board), a Secretary, and a Treasurer, each of whom shall be elected by the Board. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board, including a Chairman of the Board (Chairman). Any two or more offices may be held by the same person.

SECTION 2.           Election and Term of Office. The Officers of the Corporation to be elected shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until their successor shall have been duly elected and shall have qualified or until their death or until they shall resign.

SECTION 3.           Removal. Any Officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served, but such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

SECTION 4.           Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board for the unexpired portion of the term.

SECTION 5.           Chairman of the Board of Directors. If the Board elects to appoint a Chairman, such individual must be a member of the Board, shall, if present, preside at all meetings of the Shareholders and Board and shall exercise and perform such other powers and duties as may be from time to time assigned to them by the Board or prescribed by these By-Laws.

SECTION 6.           Powers and Duties of the President. When a Chairman has not been appointed by the Board or in the absence of the Chairman, the President, when present, shall preside at all meetings of the Directors and Shareholders. In their absence, the next Officer in due order, who may be present, shall preside. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, if appointed, or if no Chairman is appointed, the President shall have general charge of the business of the Corporation, they shall keep the Board fully informed of the business of the Corporation, and at the regular annual meeting of Shareholders, they shall submit a complete report of the Corporation for the preceding fiscal year, together with a statement of the Corporation’s affairs as existing at the close of such fiscal year, and shall submit a similar report to the Board whenever the Board might request same. Also, they shall report to the Board from time to time all such matters coming within their knowledge and relating to the interest of the Corporation as should be brought to the attention of the Board. They may sign and execute all authorized bonds, contracts, checks, drafts, or other obligations in the name of, and on behalf of, the Corporation, and with the Secretary or Treasurer shall sign all certificates of stock.

The President, along with the Secretary, shall sign all contracts and other commercial instruments executed by the Corporation except checks. The Board shall determine by appropriate resolution what persons shall have authority to sign checks or draft upon funds of the Corporation in its name and on its behalf.

Subject to the action of the Board, the President shall have the power to fix the salaries of all Officers, agents, and employees of the Corporation, except the salary of the Chairman, President, Vice-President(s), Secretary, and Treasurer, and shall have the power to employ and discharge all agents and employees of the Corporation except the Chairman, Secretary, Treasurer and Vice-President(s). The President may, however, delegate to such other Officer of the Corporation as they see fit the authority to determine, employ, discharge, and fix the salary of all agents and employees of the Corporation except the Chairman, Vice-President(s), Secretary and Treasurer.

Under the direction of the Board, the President shall have the general supervision and direction of the other Officers of the Corporation and shall see that their duties are properly performed.

SECTION 7.           Powers and Duties of the Vice-President. If the Board elects one or more Vice-Presidents, each Vice-President shall familiarize themselves with the affairs of the Corporation and in the absence or disability of the Chairman, the President, or the Vice-Presidents, in order of their seniority, shall perform the duties and exercise the powers of the President. Any Vice-President shall have such other powers and discharge such other duties as may be assigned to them from time to time by the Board.

SECTION 8.           Powers and Duties of the Secretary. The Secretary shall keep records of meetings of the Shareholders, the Board, and of any committee of which the Secretary might be a member, and shall, when approved, have minutes signed by themselves and the President, shall issue all calls for meetings and notify all Officers and Directors of their election, shall have charge of and keep the seal of the Corporation and affix same to the certificates of stock when such certificates are signed by the President and themselves, and shall affix said seal, attested by their signature, upon such other instruments as shall require the seal.

The Secretary shall keep the Stock Certificate Book and other corporate books and shall prepare, record, transfer, issue, seal, and cancel certificates of stock, as required by the transactions of the Corporation and its Shareholders. The Secretary shall also sign with the President or other proper Officer, whenever authorized by the Board, contracts, deeds, licenses, and other instruments.

The Secretary shall make such reports to the Board as the Board may request, and shall prepare such reports and statements required by State laws. They shall make out, Ten (10) days before any election of Directors, a complete list of the Shareholders entitled to vote at each election, arranged in alphabetical order, and giving the number of shares of stock that may be voted by each, and shall keep the list open to inspection at the office of the Corporation until the time of and during said election. They shall allow any Shareholder of the Corporation, on application during business hours, to inspect the Stock Certificate Book, the Stock Transfer Book, and the Registrar.

They shall attend to such correspondence and to such other duties as may be incidental to their office or be assigned to them by the Board of Directors.

In case of the absence or disability of the Secretary or their refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary, and Treasurer, any person authorized by the President or Vice-Presidents, if any, or by the Board, may perform the functions of the Secretary.

SECTION 9.           Powers and Duties of the Treasurer. The Treasurer shall have the custody of, and be responsible for, all money and securities of the Corporation, shall keep regular books of account showing the transactions of the Corporation, its accounts, liabilities, and financial condition, and shall see that all Corporation expenditures are duly authorized and are evidenced by proper vouchers and receipts.

They shall sign or countersign all such bills, contracts, and other instruments as may be directed by the Board.

The books and accounts shall be open at all times during the business hours to the inspection of any Director of the Corporation or to proper persons on such terms as provided by law on proper application.

Together with the President, the Treasurer shall have general charge of and supervision over the finances of the Corporation.

They shall make a full report of the financial condition of the Corporation for the annual meeting of the Shareholders, and shall make such other reports as the Board might request of them.

In case of the absence or disability of the Treasurer or his/her refusal or neglect to act, the Assistant Secretary or the Secretary acting as Assistant Treasurer may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of both the Treasurer and the Secretary, any person authorized by the President or Vice Presidents, if any, or by the Board may perform the functions of the Treasurer.

SECTION 10.         Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors.

SECTION 11.         Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board, may sign with the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board. The Assistant Treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board.

SECTION 12.         Other Officers. The Corporation may have such other Officers with such duties and responsibilities as may be determined by the Board.

SECTION 13.         Salaries. The salaries of the Officers shall be fixed from time to time by the Board and no Officer shall be prevented from receiving such salary by reason of the fact that they are also a Director of the Corporation.

ARTICLE 5. - CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.           Contracts. The Board may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2.           Loans. No loans shall be contracted on behalf of the Corporation and on evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

SECTION 3.           Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

SECTION 4.           Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may select.

ARTICLE 6. - COMMITTEES

Standing or temporary committees may be appointed from time to time by the Board. The numbers of persons on such committees shall be determined by the Board, provided, however, that on any committee so appointed, at least one member shall be a Director of the Corporation. The Board may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board.

ARTICLE 7. - DIVIDENDS

The Board may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when payment would render the Corporation insolvent or when declaration or payment would be contrary to any restrictions contained in the Articles of Incorporation or any separate Corporate/Shareholder Agreement, subject to the following provisions:

(a)                     Dividends in cash or property may be declared and paid, except as otherwise provided in this Section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising but each dividend paid out of the capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the Shareholders receiving the same concurrently with the distribution.

(b)                     Dividends may be declared and paid in the Corporation’s own treasury shares.

(c)                     Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1)                     If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2)                     If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the Shareholders receiving such dividend concurrently with the payment.

(d)                     No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e)                     A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this Section.

ARTICLE 8. - STOCK

SECTION 1.           Subscription. Subscription to the capital stock of the Corporation must be paid to the Treasurer at such times and in such installments as the Board may by resolution require.

SECTION 2.           Certificate of Stock. Each Shareholder of the Corporation shall be entitled to a certificate or certificates showing the amount of stock of the Corporation owned by them. Each certificate shall bear the signature of the President or Vice-President and Secretary or Assistant Secretary, or Treasurer, and the seal of the Corporation, and be issued in numerical order from the Stock Certificate Book. Certificates of stock, when issued, must be registered by number on the corresponding stub of the Certificate Book.

If there is more than one class of stock, every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall be set forth of fairly summarized upon the certificated, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

SECTION 3.           Consideration for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property actually received, tangible or intangible, or in labor performed for the Corporation.

SECTION 4.           Transfers of Stock. Transfers of stock shall be made upon the proper stock books of the Corporation, and must be accompanied by the surrender of the duly endorsed certificate representing the transferred stock. Surrendered certificates shall be canceled and attached to the corresponding stubs in the Stock Certificate Book and new certificates issued to the parties entitled.

SECTION 5.           Conditions of Transfer. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner as regards the Corporation; provided that whenever any transfer of shares which are not in conflict with the Articles of Incorporation, separate Corporate/Shareholders Agreements, or these By-Laws, shall be made for collateral security, and not absolutely, and written notice shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefore, may require from the person seeking the transfer reasonable proof of their right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two (2) individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recording of the transfer or the issuance of a new certificate for shares.

SECTION 6.           Lost or Destroyed Certificates. A certificate of stock may be issued in lieu of the certificates lost or destroyed upon compliance with the terms and conditions of the State of Florida with reference to lost or destroyed certificates of stock.

SECTION 7.           Issuance. The Board may from time to time, by appropriate resolution, authorize the issuance of stock of this Corporation for such consideration as the Board may deem advisable, but at no time shall the consideration be less than par, if any. The Board shall also determine whether shares of stock so issued shall be fully paid and not subject to any further call or assessment or whether the same shall be issued upon subscription and, if upon subscription, shall determine the manner, amount to be paid, and method of payment of said subscription.

ARTICLE 9. - BOOKS AND RECORDS

SECTION 1.           This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board, and committees of directors.

SECTION 2.           This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders, and the number, class and series, if any, of the shares held by each.

SECTION 3.           Any books, records, and minutes may be in written form or in any form capable of being converted into written form within a reasonable time.

ARTICLE 10. - INDEMNIFICATION

Any person made a party to any action, suit or proceeding, by reason of the fact that they, their testator or intestate representative is or was a Director or Officer of the Corporation, or of any corporation in which they served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by them in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such Director or Officer is liable for gross negligence or misconduct in the performance of their duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any Director or Officer may be entitled apart from the provisions of this section.

The amount of indemnity to which any Director or Officer may be entitled should be fixed by the Board.

ARTICLE 11. - SEAL

The Board may, but need not, adopt, use, and thereafter alter, a corporate seal.

ARTICLE 12. - FISCAL YEAR

The fiscal year of the Corporation shall be set by the Board.

ARTICLE 13. - AMENDMENTS TO BY-LAWS

These By-Laws may be amended, repealed, or altered, in whole or in part, by a majority vote of the issued and outstanding shares of stock in the Corporation at any regular meeting of the Shareholders or at any special meeting, or by the majority vote of the membership of the Board at any special meeting unless same has been reserved otherwise in the Articles of Incorporation.

ARTICLES 14. - CONSTRUCTION

The masculine pronoun used herein shall include the feminine pronoun and the singular number shall include the plural number unless the context of these By-Laws requires otherwise.

ARTICLE 15. — SUBCHAPTER “S” STATUS

If at any time during the life of the Corporation, the Shareholders and the Corporation elect to have the Corporation taxed under the provisions of Subchapter “S” (§1361-1379) of the Internal Revenue Code of 1986, or the then corresponding provisions, the Corporation and each Shareholder and/or transferee shall thereafter, in the absence of mutual agreement of the parties to the contrary, take no affirmative action which will result in termination of the Corporation’s qualification as a Subchapter “S” corporation for federal income tax purposes without unanimous written consent of the Shareholders of the Corporation. In the event that the Corporation’s status as an “S” Corporation is voided unilaterally by a Shareholder or by a transferee without the unanimous consent of the other parties hereto, that Shareholder or transferee shall indemnify, defend, and hold the other Shareholder(s) and the Corporation harmless from all costs and damages, including reasonable attorneys’ fees, prior to trial, at trial and any appeals thereof, and accountants’ fees incurred because of such failure. Notwithstanding any provision in these By-Laws to the contrary, the provisions of this Article 15. shall supersede and override all other provisions in these By-Laws which may be in conflict.

The Shareholders have inserted their initials immediately below this Article in order to acknowledge and signify their agreement as to the stock restrictions contained herein.

/S/ Authorized Signatory
(Initials)	(Initials)	(Initials)	(Initials)

ARTICLE 16. — RIGHT OF FIRST REFUSAL ON STOCK TRANSFER

All shares of stock in this Corporation are restricted. The term “Transfer” or any similar term as used herein shall mean any sale, exchange, gift, bequest, pledge, security interest,

assignment, encumbrance or otherwise dealing with or disposing of, or other alienation or disposition whatsoever of any shares of stock in the Corporation or any interest therein, including any distribution by a Personal Representative, administrator or trustee. Except as may be otherwise agreed to between the Corporation and Shareholders by written Agreement, no Shareholder shall Transfer his/her shares of stock in the Corporation which he/she may now own or hereafter acquire, unless the transferor Shareholder desiring to make the Transfer shall have first made the offer to Transfer (“Offer”) hereinafter described and such Offer shall not have been accepted; and the Shares shall be Transferable only on compliance with the terms hereof.

The Offer shall be given concurrently to the Corporation and to the remaining Shareholders, and shall state that the transferor Shareholder Offers all or part of his/her shares of stock in the Corporation and to such Offer shall be attached a statement of intention to Transfer, the name and address of the prospective transferee, the number of shares involved in the proposed Transfer, and the price and terms of such Transfer.

Within Thirty (30) days after the receipt of such Offer, the Corporation, by notice to the transferor Shareholder and to the remaining Shareholders, may purchase all of the shares so Offered. If such Offer is not accepted by the Corporation, the remaining Shareholders, acting as a group, may within Forty-Five (45) days after the receipt of such Offer, by notice to the Transferor Shareholder, purchase all of the shares offered; such right to purchase shall be allocated among the remaining Shareholders in such proportions as may be agreed upon among them, or in the absence of an agreement, such right shall be proportionate to the respective shareholdings in the Corporation of each of those remaining Shareholders who desire to make such purchase. The notice of acceptance of the Offer shall specify a date for the Closing of the purchase, which date shall be the same date as indicated in the Offer or not more than Thirty (30) days after the date of the giving of such notice. The Closing shall take place at the office of the Corporation. In connection with the Corporation’s decision of whether or not to accept the Offer, the transferor Shareholder’s vote shall be excluded and shall not be counted.

If the Offer is not accepted either by the Corporation or by any of the remaining Shareholders, the Transferor Shareholder may make a bona fide Transfer to the prospective transferee named in the statement attached to the Offer, but only in strict accordance with the terms therein stated. However, if the transferor Shareholder shall fail to make such Transfer within Thirty (30) days following the expiration of the time provided above for the election by the remaining Shareholders, the transferor Shareholder shares shall again become subject to all the restrictions of these By-Laws.

The Shareholders have inserted their initials immediately below this paragraph in order to acknowledge and signify their agreement as to the stock restrictions contained herein.

/S/ Authorized Signatory
(Initials)	(Initials)	(Initials)	(Initials)

I certify that the foregoing are the true and correct By-Laws of Center for Radiation Oncology of Tampa Bay, Inc., a Florida corporation.

Dated this 28 day of May, 2008.

/s/ Kathryn L. Kepes
Kathryn L. Kepes, Secretary